[logo] Dolby	Dolby Laboratories Licensing Corporation

L3D-AC3P
DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
Professional Products - Decoder Hardware

AN AGREEMENT
BY AND BETWEEN

Dolby Laboratories Licensing Corporation	and	Scopus Network Technologies
(hereinafter “Licensor”)		(hereinafter “Licensee”)
of 100 Potrero Avenue		of Ha’amal St., Park Afek
San Francisco, CA 94103-4813		Rosh Ha’ayin 48092
United States of America		Israel
telephone: (415) 558-0200		telephone: 972-3-900-7885
facsimile: (415) 863-1373

LICENSOR’s bank and account number for wire transfer of royalty payments (Section 4.05):

Bank:	Wells Fargo Bank
Address:	464 California Street, San Francisco, CA 94104 U.S.A.
Account Name:	Dolby Laboratories Licensing Corporation
Account Number:	4001-191451
ABA Number:	121000248

Identification of bank with respect to whose prime rate interest is calculated on overdue royalties
(Section 4.06): Wells Fargo Bank

Address of LICENSEE for communications not otherwise specified (Section 8.04):

SIGNATURES:
On behalf of LICENSOR	On behalf of LICENSEE

By:	By:	/s/ Itzik Ben Bassat /s/ Adi Kahn, CFO

Place:	Place:	Rosh Ha’ayin, Israel

Date:	Date:	8/6/03

Witnessed By:	Witnessed By:	Ronit Kalujny

Effective Date of Agreement:	Initial Payment:	$20,000.00

100 Potrero Avenue, San Francisco, CA 94103-4813 Telephone 415-558-0200 Fax 415-863-1373
Dolby and the double-D symbol are registered trademarks of Dolby Laboratories.

DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
Professional Products - Decoder Hardware

INDEX

Preamble

I. DEFINITIONS

Section 1.01 - “LICENSOR”
Section 1.02 -”LICENSEE”
Section 1.03 - “Application”
Section 1.04 -”Patent”
Section 1.05 - “Related Application”
Section 1.06 - “Related Patent”
Section 1.07 - “Scheduled Patents”
Section 1.08 - “Dolby Digital Audio System Specifications”
Section 1.09 - “Licensed Trademark”
Section 1.10 - “Licensed Device”
Section 1.11 - “Licensed Product”
Section 1.12 - “Patent Rights”
Section 1.13 - “Know-How”
Section 1.14 - “Confidential Information”
Section 1.15 -“Non-Patent Country”
Section 1.16 - “LICENSEE’s Trade Name and Trademarks”
Section 1.17 - “Other-Trademark Purchaser”
Section 1.18 - “Licensed Copyrighted Works”
Section 1.19 - The “Consumer Price Index”
Section 1.20 - The “Effective Date”

II. LICENSES GRANTED

Section 2.01 - Licenses Granted to LICENSEE
Section 2.02 - Limitation of Licenses Granted

III. OTHER OBLIGATIONS OF LICENSEE AND LICENSOR

Section 3.01 - Use of Licensed Trademarks
Section 3.02 - Ownership of the Licensed Trademarks
Section 3.03 - Maintenance of Trademark Rights
Section 3.04 - Patent, Trademark and Copyright Enforcement
Section 3.05 - Other-Trademark Purchasers
Section 3.06 - Patent Marking
Section 3.07 - Copyright Notice
Section 3.08 - Furnishing of Copyrighted Works; Use of Copyrighted Works
Section 3.09 - License Notice
Section 3.10 - Furnishing of Know-How
Section 3.11 - Use of Know-How and Confidential Information

IV. PAYMENTS

Section 4.01 - Initial Payment
Section 4.02 - Royalties
Section 4.03 - Section Deleted
Section 4.04 - Royalty Applicability
Section 4.05 - Royalty Payments and Statements
Section 4.06 - Royalties in Non-Patent Country
Section 4.07 - Books and Records
Section 4.08 - Rights of Inspecting Books and Records

V. STANDARDS OF MANUFACTURE AND QUALITY

Section 5.01 - Standardization and Quality
Section 5.02 - Right to Inspect Quality

VI. TERMINATION AND EFFECT OF TERMINATION

Section 6.01 - Expiration of Agreement
Section 6.02 -.Termination for Cause
Section 6.03 - Option to Terminate in a Non-Patent Country
Section 6.04 - Effect of Termination

VII. LIMITATIONS OF RIGHTS AND AUTHORITY

Section 7.01 - Limitation of Rights
Section 7.02 - Limitation of Authority
Section 7.03 - Disclaimer of Warranties and Liability; Hold Harmless
Section 7.04 - Limitation of Assignment by LICENSEE
Section 7.05 - Compliance with U.S. Export Control Regulations

VIII. MISCELLANEOUS PROVISIONS

Section 8.01 - Language of Agreement; Language of Notices
Section 8.02 - Stability of Agreement
Section 8.03 - Public Announcements
Section 8.04 - Address of LICENSEE and LICENSOR for all Other Communications
Section 8.05 - Applicable Law
Section 8.06 - Choice of Forum; Attomeys’ Fees
Section 8.07 - Construction of Agreement
Section 8.08 - Captions
Section 8.09 - Singular and Plural
Section 8.10 - Complete Agreement
Section 8.11 - Severability
Section 8.12 - Company Representation and Warranty
Section 8.13 - Execution

Appendix A - Scheduled Patents
Appendix B - Dolby Digital Audio System
Appendix C - Dolby Digital Licensee Information Manual

DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
Professional Products - Decoder Hardware

WHEREAS, LICENSOR is engaged in the field of audio noise reduction and analog and digital signal processing systems and has developed noise reduction systems useful for audio tape recording, surround sound systems for home entertainment and for other applications;

WHEREAS, LICENSOR’s audio processing systems have acquired a reputation for excellence and LICENSOR’s trademarks have acquired valuable goodwill;

WHEREAS, LICENSOR has licensed over 200 companies to make, use and sell consumer audio hardware incorporating LICENSOR’s audio systems and marked with LICENSOR’s trademarks; and

WHEREAS, LICENSOR has developed the Dolby Digital audio system which uses a new technique for encoding and decoding of audio frequency data in digital form with a substantially reduced bit-rate while maintaining a high quality decoded audio signal, which is used in a variety of applications, such as television and cable broadcast and on certain consumer media; and

WHEREAS, LICENSOR’s Dolby Digital audio system and its manufacture are the subject of substantial know-how owned by LICENSOR;

WHEREAS, LICENSOR’s Dolby Digital audio system and its manufacture embody inventive subject matter which are the subject of international patents and patent applications owned or licensable by LICENSOR;

WHEREAS, the manufacture and sale of LICENSOR’s Dolby Digital audio system requires the reproduction of copyrighted works owned or licensable by LICENSOR;

WHEREAS, LICENSOR represents and warrants that it has rights to grant licenses under such know-how, patents and patent applications and copyrighted works and under its trademarks;

WHEREAS, LICENSEE is engaged in the manufacture and sale of products for commercial electronics markets; and

WHEREAS, LICENSEE believes it can develop substantial demand for equipment to decode audio signals using LICENSOR’s Dolby Digital audio system;

WHEREAS, LICENSEE desires a non-exclusive license to manufacture and sell decoders using LICENSOR’s Dolby Digital audio system under LICENSOR’s trademarks, know-how, copyrighted works, patents and patent applications; and

WHEREAS, LICENSOR is willing to grant such a license under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, it is agreed by and between LICENSOR and LICENSEE as follows:

ARTICLE I

DEFINITIONS

Section 1,01 - “LICENSOR” means Dolby Laboratories Licensing Corporation, a corporation of the State of New York, having a place of business as indicated on the title page of this Agreement, and its successors and assigns.

Section 1.02 - “LICENSEE” means the corporation identified on the title page of this Agreement and any subsidiary thereof of whose ordinary voting shares more than 50% are controlled directly by such corporation, but only so long as such control exists.

Section 1.03 - “Application” means an application for the protection of an invention or an industrial design; references to an “Application” shall be construed as references to applications for patents for inventions, inventors’ certificates, utility certificates, utility models, patents or certificates of addition, inventors’ certificates of addition, utility certificates of addition, design patents, and industrial design registrations.

Section 1.04 -“Patent” means patents for inventions, inventors’ certificates, utility certificates, utility models, patents or certificates of addition, inventors’ certificates of addition, utility certificates of addition, design patents, and industrial design registrations.

Section 1.05 - “Related Application” means an Application, whether international or in the same or another country or region, which

(1) is substantially the same as (e.g., it does not include any new matter in the sense of the United States Patent Law) an Application or Patent listed in Appendix A, entitled “Scheduled Patents,” which is attached hereto and forms an integral part of this Agreement (for example, without limiting the foregoing, a continuation Application, a corresponding Application, an Application to reissue, or a refiled Application), or

(2) is substantially only a portion of (e.g., it contains less than an Application or Patent listed in Appendix A and, it does not include any new matter in the sense of the United States Patent Law) an Application or Patent listed in Appendix A (for example, a divisional Application, or a corresponding or refiled Application in the nature of a divisional Application).

Section 1.06 - “Related Patent” means:

(1) a Patent granted on an Application listed in Appendix A,

(2) a Patent granted on a Related Application,

(3) a reissue of a Patent of Sections 1.06(1) or 1.06(2), and

(4) a reexamination certificate of a Patent of Sections 1.06 (1), 1.06(2), or 1.06(3).

Section 1.07 - “Scheduled Patents” means the Applications and Patents listed in Appendix A together with Related Applications and Related Patents.

Applications and Patents which contain not only common subject matter but also additional subject matter going beyond the disclosure of Applications and Patents of this Section (for example, without limiting the foregoing, a continuation-in-part Application, or a corresponding or refiled Application in the nature of a continuation-in-part Application) shall be deemed to be Scheduled Patents only with respect to that portion of their subject matter common to the Applications and Patents of this Section.

Section 1.08 - “Dolby Digital Audio System Specifications” means the specifications for the Dolby Digital audio system, comprising the claims and teachings the Scheduled Patents, the Dolby Digital audio system operating parameters as specified in Appendix B entitled “Dolby Digital Audio System,” the Dolby Digital Licensing Manual referred to in Appendix C, the Licensed Copyrighted Works and the Know-How. Appendices B and C are attached hereto and form an integral part of this Agreement.

Section 1.09 - “Licensed Trademark” means one or more of the following: (a) the word mark “Dolby’,

(b) the device mark (graphic omitted) which is also referred to as the double-D symbol.

Section 1.10 - “Licensed Device” means a digital audio circuit having Dolby Digital Audio System Specifications, whether made in discrete component, integrated circuit, or other forms, for decoding a digital bitstream into one or more audio channels. A circuit counts as one “Licensed Device” for each full frequency range audio channel it provides.

Section 1.11 - “Licensed Product” means a complete ready to use professional decoder product, such as a commercial Karaoke player, cable head-end receiver, or other commercial decoder product which:

(1) contains one or more Licensed Devices, and

(2) is intended or designed for use in decoding a Dolby Digital audio bitstream, and provides access to such stream using a signal compliant with ATSC A/52 Annex 8 professional mode; and

(3) is designed primarily for use in commercial (for profit) or other professional environments; and

(4) has no more than two output channels, (any two of six output channels may be monitored by manually switching between channels); and

(5) has one single fixed operational mode (line mode, RF mode, or custom mode) that shall not be user selectable; and

(6) has one single fixed compression scaling factor that may not be user selectable; and

(7) passes Licensor’s certification testing in accordance with group A, B or C decoder specifications.

A Licensed Product is not a semiconductor chip, a partially assembled product, a product in kit form, or a knocked-down or semi-knocked-down product.

Section 1.12 -“Patent Rights” means:

(1) the Scheduled Patents; and

(2) such Patents and Applications directed to Licensed Products that LICENSOR may own or gain-rights to license during the term of this Agreement and which LICENSOR may agree to include in the Patent Rights without payment of additional compensation by LICENSEE.

The Patent Rights do not include such other Applications and Patents as LICENSOR does not agree to include in the Patent Rights without payment of additional compensation by LICENSEE.

Section 1.13 - “Know-How” means all proprietary information, trade secrets, skills, experience, recorded or unrecorded, accumulated by LICENSOR, from time to time prior to and during the term of this Agreement, or licensable by LICENSOR, relating to the Licensed Devices and the Licensed Products and all designs, drawings, reports, memoranda, blue-prints, specifications and the like, prepared by LICENSOR or by others and licensable by LICENSOR, insofar as LICENSOR deems the same to relate to and be useful for the development, design, manufacture, sale or use of Licensed Products. Know-How does not include Licensed Copyrighted Works, whether or not published.

Section 1.14 - ‘Confidential Information” means technical and non-technical proprietary information of LICENSOR or LICENSEE, including, without limiting the foregoing, marketing information, product plans, business plans, royalty, and sales information so long as such information is disclosed to the other party a) in written or other tangible form which is clearly marked as being confidential or proprietary or b) orally or in any other manner and is indicated as confidential at the time of disclosure and thereafter summarized in writing within thirty (30) days after such disclosure.

Section 1.15 - “Non-Patent Country” means a country in which there do not exist, with respect to a Licensed Product, any Scheduled Patents including any pending Application or unexpired Patent, which, but for the licenses herein granted, are (or in the case of an Application, would be if it were an issued Patent) infringed by the manufacture, and/or use, lease or sale of such Licensed Product.

Section 1.16 - “LICENSEE’s Trade Name and Trademarks” means any trade name or trademark used and owned by LICENSEE.

Section 1.17 - “Other-Trademark Purchaser” means any customer of LICENSEE who, with LICENSEE’s knowledge, intends to resell, use or lease the Licensed Products under a trademark other than LICENSEE’s Trade Name and Trademarks.

Section 1.18 - “Licensed Copyrighted Works” means all copyrighted works owned by LICENSOR or owned by others and which LICENSOR has the right to sublicense, relating to the Dolby Digital audio system and the reproduction of which are required in order for LICENSEE to make or have made for it Licensed Products, and to use, lease and sell the same. Licensed Copyrighted Works exclude mask works fixed in a semiconductor chip product.

Section 1.19 - The “Consumer Price Index” means the U.S. City Average Index (base of 1982-1984=100) of the Consumer Price Index for All Urban Consumers as published by the Department of Labor, Bureau of Labor Statistics of the United States Government. In the event that said Index ceases to be published under its present name or form or ceases to be published by the same government entity, reference shall be made to the most similar index then available.

Section 1.20 -The “Effective Date” of this Agreement Is the date of execution hereof by the last party to execute the Agreement, or, if this Agreement requires validation by any governmental or quasi-governmental body, the “Effective Date” is the date of validation of this Agreement.

ARTICLE II

LICENSES GRANTED

Section 2.01 - Licenses Granted to LICENSEE

LICENSOR hereby grants to LICENSEE:

(1) a personal, non-transferable, indivisible, and non-exclusive license throughout the world under: the Patent Rights, subject to the conditions set forth and LICENSEE’s performance of its obligations, including paying royalties due, to make or have made for it Licensed Products, and to use, lease, import and sell the same;

(2) a personal, non-transferable, indivisible, and non-exclusive license throughout the world to use the Know-How and to reproduce the Licensed Copyrighted Works in connection with the design, manufacture, and sale of the Licensed Products and to use the Licensed Trademarks on the Licensed Products and in connection with the advertising and offering for sale of Licensed Products bearing one or more of the Licensed Trademarks subject to the conditions set forth in this Agreement and LICENSEE’s performance of its obligations, including the payment of royalties; and

(3) a personal, non-transferable, indivisible, non-exclusive, and royalty-free license throughout the world under the Patent Rights and to use the Know-How and to reproduce the Licensed Copyrighted Works in connection with the manufacture, use, lease and sale of spare parts solely for the repair of Licensed Products manufactured by LICENSEE under this Agreement.

Section 2.02 - Limitation of Licenses Granted

Notwithstanding the licenses granted under Section 2.01:

(1) no license is granted to lease, sell, transfer, or otherwise dispose of any part of a Licensed Product, including, without limiting the foregoing, a semiconductor chip specially adapted for use in a Licensed Product, which part (a) is a material part of an invention which is the subject of a Scheduled Patent and which part is not a staple article or commodity of commerce suitable for substantial noninfringing use or (b) is not a spare part solely for the repair of a Licensed Product manufactured by Licensee under this Agreement;

(2) no license is granted under this Agreement to lease, sell, transfer, or otherwise dispose of any partially assembled products, products in kit form, and knocked-down or semi-:knocked-down products;

(3) no license is granted under this Agreement with respect to any of LICENSOR’s other licensed technologies;

(4) no license Is granted under this Agreement to use any Licensed Trademark in connection with offering for sale or in advertising and/or informational material relating to any Licensed Product which is not marked with the mark specified in Section 3.01(1) of this Agreement;

(5) no license is granted under this Agreement with respect to the use of any Licensed Trademark on or in connection with products other than Licensed Products;

(6) no right is granted with respect to-LICENSOR’s trade name “Dolby Laboratories” except with respect to the use of said tradename on and in connection with Licensed Products in the trademark acknowledgment and license notice required by Sections 3.01(6) and 3.09, respectively;

(7) no license is granted to copy, prepare, make, or have made derivative works based on the Licensed Copyrighted Works; and

(8) no right to grant sublicenses is granted under this Agreement.

ARTICLE III

OTHER OBLIGATIONS OF THE LICENSOR AND LICENSEE

Section 3.01 - Use of Licensed Trademarks

The Licensed Trademarks have acquired a reputation for high quality among professionals and consumers around the world. The performance capability of the Dolby Digital audio system is such that LICENSOR is willing to allow the use of the Licensed Trademarks on certain Licensed Products and in connection with their advertising and marketing to indicate that the quality of such products conforms with the general reputation for high quality associated with the Licensed Trademarks. LICENSEE’s use of the Licensed Trademarks is optional, however, if LICENSEE opts to use one or more Licensed Trademarks, such use shall be subject to the obligations of this Agreement as well as detailed regulations issued from time to time by LICENSOR. Detailed regulations current at the time of execution of this Agreement and additional to those set forth in this Agreement are set forth in the section entitled “Trademark Usage” in the Dolby Digital Licensee Information Manual of Appendix C which is attached hereto and forms an integral part of this Agreement. LICENSEE shall comply with the requirements of the body of this Agreement and those of the Dolby Digital Licensee Information Manual of Appendix C and such additional regulations as LICENSOR may issue and shall ensure that its subsidiaries, agents, distributors, and dealers throughout the world comply with such requirements:

(1) LICENSEE shall prominently mark the Licensed Product on an exposed surface thereof in the following way:

[graphic omitted]

(2) The mark specified in subsection (1) of this Section 3.01, may also be used at least once in a prominent manner in all advertising and promotions for such Licensed Product; such usages shall be no less prominent and in the same relative size as the most prominent third party trademark(s) appearing on such Licensed Product or in the advertising and promotion thereof.

(3) LICENSEE may not use the Licensed Trademarks in advertising and promotion of a product not marked in accordance with subsection (1) of this Section 3.01, even if such product is a Licensed Product.

(4) In every use of a Licensed Trademark, except on the exposed main control surface of a Licensed Product, LICENSEE shall give notice to the public that such Licensed Trademark is a trademark by using the superscript letters “TM” after the respective trademark, or by use of the trademark registration symbol “®” (the capital letter R enclosed in a circle) as a superscript after the respective trademark. LICENSOR shall inform LICENSEE as to which notice form is to be used.

(5) LICENSEE shall use its best efforts to ensure that the appropriate trademark notices, as set forth in subsection (3) above, appear in advertising for such Licensed Products at the retail level.

(6) LICENSOR’s ownership of Licensed Trademarks shall be indicated whenever used by LICENSEE, whether use is on a product or on descriptive, instructional, advertising, or promotional material, by the most relevant of the following acknowledgments: “‘Dolby’ is a trademark of Dolby Laboratories”, “The double-D symbol is a trademark of Dolby Laboratories”, or “‘Dolby’ and the double-D symbol are trademarks of Dolby - Laboratories”. On Licensed Products such words shall be used on an exposed surface when space permits. LICENSEE shall use its best efforts to ensure that such an acknowledgment appears in advertising at the retail level.

(7) Licensed Trademarks shall always be used in accordance with established United States practices for the protection of trademark and service mark rights, unless the requirements in the country or jurisdiction in which the product will be sold are more stringent, in which case the practice of such country or jurisdiction shall be followed. In no event shall any Licensed Trademark be used in any way that suggests or connotes that it is a common descriptive or generic designation. Whenever the word ‘Dolby’ is used, the letter D shall be upper-case. The word ‘Dolby’ shall be used only as an adjective referring to a digital audio product, never as a noun or in any other usage which may contribute to a generic meaning thereof. In descriptive, instructional, advertising, or promotional material or media relating to Licensed Products, LICENSEE must use the Licensed Trademarks and expressions which include the Licensed Trademark Dolby with an appropriate generic or descriptive term (e.g., “Dolby Digital decoder”, “Dolby Digital audio circuit”, “Dolby Digital transmission” etc.), with reference to Licensed Products and their use.

(8) All uses of the Licensed Trademarks are subject to approval by LICENSOR. LICENSOR reserves the right to require LICENSEE to submit proposed uses to LICENSOR for written approval prior to actual use. Upon request of LICENSOR, LICENSEE shall submit to LICENSOR samples of its own usage of the Licensed Trademarks and usage of the Licensed Trademarks by its subsidiaries, agents, distributors, and dealers.

(9) Licensed Trademarks shall be used in a manner that distinguishes them from other trademarks, service marks, symbols or trade names, including LICENSEE’s Trade Name and Trademarks.

(10) LICENSEE may not use the Licensed Trademarks on and in connection with products that do not meet LICENSOR’s quality standards.

(11) LICENSEE may not use the Licensed Trademarks on and in connection with products other than Licensed Products.

Section 3.02 - Ownership of the Licensed Trademarks

LICENSEE acknowledges the validity and exclusive ownership by LICENSOR of the Licensed Trademarks.

LICENSEE further acknowledges that it owns no rights in the Licensed Trademarks nor in the tradename “Dolby Laboratories.” LICENSEE acknowledges and agrees that all rights that it may accrue in the, Licensed Trademarks and in the tradenames “Dolby Laboratories” will inure to the benefit of the owner thereof, LICENSOR or LICENSOR’s parent Dolby Laboratories, Inc.

LICENSEE further agrees that it will not file any application for registration of the Licensed Trademarks or “Dolby Laboratories” in any country, region, or under any arrangement or treaty. LICENSEE also agrees that it will not use nor will it file any application to register in any country, region, or under any arrangement or treaty any mark, symbol or phrase, in any language, which is confusingly similar to the Licensed Trademarks or “Dolby Laboratories.”

Section 3.03 - Maintenance of Trademark Rights

The expense of obtaining and maintaining Licensed Trademark registrations shall be borne by LICENSOR. LICENSOR, as it deems necessary, will advise LICENSEE of the grant of registration of such trademarks. Upon request by either party, LICENSEE and LICENSOR will comply with applicable laws and practices of the country of registration, including, without limiting the foregoing, the marking with notice of registration and the recording of LICENSEE as a registered or licensed user of such trademarks. The expense of registering or recording LICENSEE as a registered user or otherwise complying with the laws of any country pertaining to such registration or the recording of trademark agreements shall be borne by LICENSEE. LICENSEE shall advise LICENSOR of all countries where Licensed Products are sold, leased or used.

Section 3.04 - Patent, Trademark and Copyright Enforcement

LICENSEE shall immediately inform LICENSOR of all infringements, potential or actual, which may come to its attention, of the Patent Rights, Licensed Trademarks or Licensed Copyrighted Works. It shall be the exclusive responsibility of LICENSOR, at its own expense, to terminate, compromise, or otherwise act at its discretion with respect to such infringements. LICENSEE agrees to cooperate with LICENSOR by furnishing, without charge, except out-of-pocket expenses, such evidence, documents and testimony as may be required therein.

Section 3.05 - Other-Trademark Purchasers

If LICENSEE sells or leases Licensed Products on a mass basis to an Other-Trademark Purchaser who does not hold a license with terms and conditions substantially similar to this Agreement, LICENSEE shall inform LICENSOR of the name, place of business, trademarks, and trade names of the Other-Trademark Purchaser before such Other-Trademark Purchaser sells, leases, or uses Licensed Products. LICENSEE shall obtain agreement from such Other-Trademark Purchaser not to modify, install, use, lease, sell, provide written material for or about, advertise, or promote Licensed Products in any way which is in conflict with any provision of this Agreement. It shall be the responsibility of LICENSEE to inform the Other-Trademark Purchaser of the provisions of this Agreement, to notify such Other-Trademark Purchaser that the provisions of this Agreement shall be applicable, through LICENSEE, in the same way as if the Licensed Products were sold by LICENSEE under LICENSEE’s Trade Names and Trademarks, to ensure by all reasonable means that such provisions are adhered to and, if requested by LICENSOR, to provide to LICENSOR copies of such Other-Trademark Purchaser’s advertising, public announcements, literature, instruction manuals, and the like. It shall be LICENSEE’s responsibility to inform said Other-Trademark Purchaser that any use of any of LICENSOR’s trademark(s) on or in conjunction with the Other-Trademark Purchaser’s own products can only be done under a separate license from LICENSOR.

Section 3.06 - Patent Marking

LICENSEE shall mark each Licensed Product in the form, manner and location specified by LICENSOR, with one or more patent numbers of Patents in such countries under which a license is granted under this Agreement.

Section 3.07 - Copyright Notice

3.07(1) - Where Applied LICENSEE shall apply the copyright notice specified in subsection 3.07(2) of this Section 3.07 to all media in which the program is distributed as permitted by this Agreement, whether as an integral part of a Licensed Product or as a spare part solely for the repair of a Licensed Product.

3.07(2) - Form of Notice LICENSEE shall apply the following copyright notice as required in subsection 3.07(1) of this Section 3.07:

This product contains one or more programs protected under International and U.S. copyright laws as unpublished works. They are confidential and proprietary to Dolby Laboratories Licensing Corporation. Their reproduction or disclosure, in whole or in part, or the production of derivative works therefrom without the express permission of Dolby Laboratories Licensing Corporation is prohibited. Copyright 1992-1996 by Dolby Laboratories, Inc. All rights reserved.

Section 3.08 - Furnishing of Licensed Copyrighted Works; Use of Licensed Copyrighted Works

Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE copies of all programs constituting the Licensed Copyrighted Works in the form of object code (machine readable code). Alternatively, LICENSEE may obtain such Licensed Copyrighted Works in conjunction with its purchase of integrated circuits or other Licensed Implementations. LICENSEE agrees to use such programs only for the purpose of programming general purpose DSP devices, read only memories (ROMs), random access memories (RAMs), or the like, forming an integral part of Licensed Products and constituting spare parts solely for the repair of a Licensed Products. LICENSEE agrees (1) it will not otherwise reproduce Licensed Copyrighted Works, in whole or in part, (2) it will not prepare derivative works from Copyrighted Works, and (3) it will not disclose the Licensed Copyrighted Works, in whole or in part. LICENSEE further agrees that it will not decompile or otherwise reverse engineer the object code constituting the Licensed Copyrighted Works, or any portion thereof.

Upon termination of this Agreement, LICENSEE shall promptly return to LICENSOR, at LICENSEE’s expense, all documents and things supplied to LICENSEE as Licensed Copyrighted Works, as well as all copies and reproductions thereof, except those incorporated into Licensed Products.

Section 3.09 - License Notice

On all Licensed Products, LICENSEE shall acknowledge that the Licensed Products are manufactured under license from LICENSOR. Unless otherwise from time to time agreed between the parties, the following notice shall be used by LICENSEE on an exposed surface, such as the back or the bottom, of all Licensed Products: “Manufactured under license from Dolby Laboratories Licensing Corporation”. Such notice shall also be used in all instruction and servicing manuals unless such acknowledgment is clearly and unambiguously given in the course of any textual descriptions or explanations.

Section 3.10 - Furnishings of Know-How

Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE:

(1) copies of all documents and things comprising the Know-How; and

(2) when requested by LICENSEE, provide, as LICENSOR deems reasonable, consulting services regarding design considerations and general advice relating to the Licensed Products and the sale and use thereof, for all of which LICENSEE will reimburse LICENSOR for travel and reasonable per diem expenses.

Section 3.11 - Use of Know-How and Confidential Information

3.11(1) - By LICENSEE

LICENSEE shall use all Know-How and Confidential Information obtained heretofore or hereafter from LICENSOR solely for the purpose of manufacturing and selling Licensed Products under this Agreement, shall not use such Know-How or Confidential Information in an unauthorized way, and shall not divulge such Know-How or Confidential Information or any portion thereof to third parties, unless such Know-How or Confidential Information (a) was known to LICENSEE prior to its obtaining the same from LICENSOR; (b) becomes known to LICENSEE from sources other than either directly or indirectly from LICENSOR; (c) becomes public knowledge other than by breach of this Agreement by LICENSEE or by another licensee of LICENSOR; or (d) is independently developed by LICENSEE. The obligations of this subsection 3.11(1) shall cease three (3) years from the date on which such Know-How or Confidential Information are acquired by LICENSEE from LICENSOR under this Agreement.

Upon termination of this Agreement, with respect to Know-How or Confidential Information subject to the obligations of this subsection 3.11(1), LICENSEE shall promptly return to LICENSOR, at LICENSEE’s expense, all documents and things supplied to LICENSEE as Know-How, as well as all copies and reproductions thereof.

3.11(2) - By LICENSOR

LICENSOR hereby agrees that throughout the term of this Agreement it shall not divulge to third parties, nor use in any unauthorized way Confidential Information belonging to LICENSEE, unless such information (a) was known to LICENSOR prior to its obtaining the same from LICENSEE; (b) becomes known to LICENSOR from sources other than either directly or indirectly from LICENSEE; or (c) becomes public knowledge other than by breach of this Agreement by LICENSOR; or (d) is independently developed by LICENSOR. The obligations of this subsection 3.11(2) shall cease three (3) years from the date on which such Know-How or Confidential Information are acquired by LICENSOR from LICENSEE under this Agreement.

ARTICLE IV

PAYMENTS

Section 4.01 - Initial Payment

LICENSEE shall promptly upon the Effective Date of this Agreement pay LICENSOR the sum specified on the title page and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the royalties due.

Section 4.02 - Royalties

Subject to the provisions of Section 4.05, LICENSEE shall pay to LICENSOR royalties on Licensed Devices manufactured by or for LICENSEE and incorporated in Licensed Products which are used, sold, leased, or otherwise disposed of by LICENSEE, except for Licensed Devices incorporated in Licensed Products returned to LICENSEE by customers of LICENSEE, other than in exchange for an upgraded product, on which a credit has been allowed by LICENSEE to said customers. The royalty payable per Licensed Device, contained in Licensed Products, which are used, sold, leased or otherwise disposed of by LICENSEE in successive calendar quarters from the effective date hereof shall be as follows:

Number of Licensed Devices Disposed of In Quarter	Royalty Payable
Up to 500	$10.00
On those from 501 to 1,500	$8.00
On those from 1,501 to 2,500	$6.00
On those from 2,501 to 4,000	$4.00
On those above 4,000	$2.00

for every Licensed Device incorporated in a Licensed Product that is used, sold, leased or otherwise disposed of by LICENSEE in a country that is not as Non-Patent Country LICENSEE shall pay an additional $5.00 per Licensed Device.

On the Effective Date of this Agreement, and annually thereafter on first day of each calendar year, the rate at which the total royalties are calculated shall be adjusted in accordance with the Consumer Price Index. The adjustment shall be made by multiplying the royalties calculated as specified above by the ratio between the Consumer Price Index for the last month of the year preceding the year in which the adjustment takes place and the Consumer Price Index for the month of December 1993. LICENSOR will, during the first quarter of each calendar year, or as soon as such information is known, if later, inform LICENSEE of the adjustment ratio to be applied to royalties due in that year.

Section 4.03 - Section Deleted

Section 4.04 -Royalty Applicability

A Licensed Product shall be considered sold under Section 4.02 when invoiced, or if not invoiced, delivered to another by LICENSEE or otherwise disposed of or put into use by LICENSEE, except for consignment shipments, which will be considered sold when the payment for such shipments is agreed upon between LICENSEE and customers.

Section 4.05 - Royalty Payments and Statements

LICENSEE shall render statements and royalty payments as follows:

(1) LICENSEE shall deliver to the address shown on the cover sheet of this Agreement or such place as LICENSOR may from time to time designate, quarterly reports certified by LICENSEE’s chief financial officer or the officer’s designate within 30 days after each calendar quarter ending with the last day of March, June, September and December. Alternatively, such reports may be delivered by facsimile by transmitting them to LICENSOR’s facsimile telephone number shown on the cover sheet of this Agreement or such other number as LICENSOR may from time to time designate. Royalty payments are due for each quarter at the same time as each quarterly report and shall be made by wire transfer in United States funds to LICENSOR’s bank as identified on the cover sheet of this Agreement or such other bank as LICENSOR may from time to time designate. LICENSEE shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the royalties due unless such deductions may be offset against LICENSOR’s own tax liabilities.

Each quarterly report shall:

(a) state the number of each model type of Licensed Products leased, sold, or otherwise disposed of by LICENSEE during the calendar quarter with respect to which the report is due;

(b) state the number of Licensed Devices in each model type of Licensed Product; and

(c) contain such other information and be in such form as LICENSOR or its outside auditors may prescribe that is required by Licensor to enforce its rights (for example; complete contact information and Quarterly Reports details for an entity other than Licensee paying a portion of any obligation on Licensee’s behalf; and/or information relating to the quantities and source of products containing Dolby Intellectual Property (such as implementations) received by Licensee or other entities on Licensee’s behalf). If LICENSEE claims less than full product royalty (under Section 4.06) or no royalty due (under Section 6.03), LICENSEE shall specify the country in which such Licensed Products were made, the country in which such Licensed Products were sold, and the identity of the purchasers of such Licensed Products.

(2) Any remittance in excess of royalties due with respect to the calendar quarter for which the report is due shall be applied by LICENSOR to the next payment due.

(3) LICENSEE’s first report shall be for the calendar quarter in which LICENSEE sells its first Licensed .Product.

(4) LICENSEE shall deliver a final report and payment of royalties to LICENSOR certified by LICENSEE’s chief financial officer or the officers designate within 30 days after termination of this Agreement throughout the world. Such a final report shall include a report of all royalties due with respect to Licensed Products not previously reported to LICENSOR. Such final report shall be supplemented at the end of the next and subsequent quarters, in the same manner as provided for during the Life of the Agreement, in the event that LICENSEE learns of any additional royalties due.

(5) LICENSEE shall pay interest to LICENSOR from the due date to the date payment is made of any overdue royalties or fees, including the Initial Payment, at the rate of 2% above the prime rate as is in effect from time to time at the bank identified on the cover page of this Agreement, or another major bank agreed to by the LICENSOR and LICENSEE in the event that the identified bank should cease to exist, provided however, that if the interest rate thus determined is in excess of rates allowable by any applicable law, the maximum interest rate allowable by such law shall apply.

Section 4.06 - Royalties In Non-Patent Country

If a Licensed Product is manufactured in a Non-Patent Country and used, sold, leased or otherwise disposed of in a Non-Patent Country, be it the same or a different Non-Patent Country, royalties for the manufacture, use, sale, lease or other disposal of the Licensed Products in such Non-Patent Country or Countries under the Know-How, Licensed Copyrighted Works, and the Licensed Trademarks license shall be payable at the rates specified in Section 4.02; however, the additional royalty of $5.00 on each Licensed Device of such Licensed Product specified in Section 4.02 shall be waived. This provision shall not apply and full royalties shall be payable under Section 4.02:

(1) when Licensed Products are manufactured in any country which is not a Non-Patent Country or are used, sold, leased or otherwise disposed of in any country which is not a Non-Patent Country, be it the same country as the country of manufacture or a different country; or

(2) when LICENSEE knows or has reason to know that the Licensed Products manufactured in a Non-Patent Country and used, sold, leased or otherwise disposed of in a Non-Patent Country are destined for use by consumers or for sale, lease or other disposal to consumers in a country which is not a Non-Patent Country and LICENSOR deems such sale to be for the purpose of defeating the royalty provisions of this agreement.

Section 4.07 - Books and Records

LICENSEE shall keep complete books and records of all sales, leases, uses, returns, or other disposals by LICENSEE of Licensed Products for a period of three (3) years from such sales, leases, uses or other disposals.

Section 4.08 - Rights of Inspecting Books’ and Records

LICENSOR shall have the right, through a professionally registered accountant at LICENSOR’s expense, to inspect, examine and make abstracts of the said books and records insofar as may be necessary to verify the accuracy of the same and of the statements provided for herein but such inspection and examination shall be made during business hours upon reasonable notice and not more often than once per calendar year. LICENSOR agrees not to divulge to third parties any Confidential Information obtained from the books and records of LICENSEE as a result of such inspection unless such information (a) was known to LICENSOR prior to its acquisition by LICENSOR as a result of such inspection; (b) becomes known to LICENSOR from sources other than directly or Indirectly from LICENSEE; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSOR.

ARTICLE V

STANDARDS OF MANUFACTURE AND QUALITY

Section 5.01 - Standardization and Quality

LICENSEE shall abide by the Dolby Digital Audio System Specifications, hereto appended in Appendix B and as modified from time to time by LICENSOR. LICENSEE shall abide by reasonable standards of quality and workmanship. Such quality standards shall apply to Licensed Devices and to aspects of Licensed Products not directly relating to the Licensed Devices but which nevertheless influence or reflect upon the audio quality or performance of the Licensed Devices as perceived by the end user. LICENSEE shall with respect to all Licensed Products bearing the Licensed Trademarks conform to any reasonable quality standards requirements as specified by LICENSOR within a period of ninety (90) days of such specification in writing.

Licensed Products shall not be designed, presented or advertised in any way which contributes to confusion of the Dolby Digital audio system with any of LICENSOR’s other digital audio systems, audio noise reduction or. headroom extension systems or LICENSOR’S motion picture sound system.

Section 5.02 - Right to Inspect Quality

LICENSEE shall provide LICENSOR with such non-confidential information concerning Licensed Products as it may reasonably require in performing its right to enforce quality standards under this Agreement. LICENSEE will, upon request, provide on a loan basis to LICENSOR a reasonable number of samples (at least one from each product family) of Licensed Products for testing, together with instruction and service manuals. If transmissions necessary to test Licensed Products under field operating conditions are not receivable at LICENSOR’s San Francisco test facility, LICENSEE shall make available to LICENSOR, upon receipt of reasonable notice from LICENSOR, reasonable facilities for testing Licensed Products. In the event that LICENSOR shall complain that any Licensed Product does not comply with LICENSOR’s quality standards, excepting newly specified standards falling within the ninety (90) day time limit of Section 5.01, it shall promptly so notify LICENSEE by written communication whereupon LICENSEE shall within ninety (90) days suspend the lease, sale or other disposal of the same.

ARTICLE VI

TERMINATION AND EFFECT OF TERMINATION

Section 6.01 - Expiration of Agreement

Unless this Agreement already has been terminated in accordance with the provisions of Section 6.02, this Agreement shall terminate in all countries of the world five years from the Effective Date.

Section 6.02 - Termination for Cause

At the option of LICENSOR, in the event that LICENSEE breaches any of its material obligations under this Agreement, subject to the conditions of Section 6.04, this Agreement shall terminate upon LICENSOR’s giving sixty (60) days advance notice in writing, effective on dispatch of such notice, of such termination, giving reasons therefore to LICENSEE, provided however; that, if LICENSEE, within the sixty (60) day period, remedies the failure or default upon which such notice is based, then such notice shall not become effective and this Agreement shall continue in full force and effect notwithstanding the sixty day cure period provided under the provisions of this Section 6.02, interest due under Section 4.05 shall remain payable and shall not waive, diminish, or otherwise affect any of LICENSOR’s rights pursuant to this Section 6.02.

Section 6.03 - Option to Terminate in a Non-Patent Country

Subject to the provisions of Section 6.04, unless this Agreement already has been terminated in accordance with the provisions of Section 6.01 or Section 6.02, LICENSEE shall have the option to terminate its license under this Agreement with respect to a Non-Patent Country at any time after three years from the Effective Date of this Agreement. Said option to terminate with respect to such country shall be effective when LICENSOR receives LICENSEE’s written notice of its exercise of such option and shall be prospective only and not retroactive.

Section 6.04 - Effect of Termination

Upon termination of the Agreement, as provided in Sections 6.01 or 6.02, or upon termination of the license under this Agreement with respect to a Non-Patent Country in accordance with the option set forth in Section 6.03, with respect to such country only, all licenses granted by LICENSOR to LICENSEE under this Agreement shall terminate, all rights LICENSOR granted to LICENSEE shall revest in LICENSOR, and all other rights and obligations of LICENSOR and LICENSEE under this agreement shall terminate except that the following rights and obligations of LICENSOR and LICENSEE shall survive to the extent necessary to permit their complete fulfillment and discharge, with the exception that subsection (9) shall not apply in case of termination under Section 6.01:

(1) LICENSEE’S obligation to deliver a final royalty report and supplements thereto as required by Section 4.05;

(2) LICENSOR’s right to receive and LICENSEE’s obligation to pay royalties, under Article IV, including interest on overdue royalties, accrued or accruable for payment at the time of termination and interest on overdue royalties accruing subsequent to termination;

(3) LICENSEE’s obligation to maintain books and records and LICENSOR’s right to examine, audit, and copy as provided in Section 4.07;

(4) any cause of action or claim of either party accrued or to accrue because of any breach or default by the other party;

(5) LICENSEE’s obligations with respect to Know-How and Confidential Information under Section 3.11(1) and LICENSOR’s obligations with respect to Confidential Information under Sections 3.11(2) and 4.08;

(6) LICENSEE’s obligations to cooperate with LICENSOR with respect to Patent, Trademark, and Copyright enforcement under Section 3.04, with respect to matters arising before termination;

(7) LICENSEE’s obligation to return to LICENSOR all documents and things furnished to LICENSEE, and copies thereof, under the provisions of Section 3.11;

(8) LICENSEE’s and LICENSOR’s obligations regarding public announcements under Section 8.03; and

(9) LICENSEE shall be entitled to fill orders for Licensed Products already received and to make or have made for it and to sell Licensed Products for which commitments to vendors have been made at the time of such termination, subject to payment of applicable royalties thereon and subject to said Licensed Products meeting LICENSOR’s quality standards, provided that LICENSEE promptly advises LICENSOR of such commitments upon termination; and

(10) LICENSEE’s right to use the Know-How and to reproduce the Licensed Copyrighted Works in connection with the manufacture, use, lease, and sale of spare parts solely for the repair of Licensed Products as provided in Section 2.01(3).

The portions of the Agreement specifically identified led in the sub-parts of this Section shall be construed and interpreted in connection with such other portions of the Agreement as may be required to make them effective.

ARTICLE VII

LIMITATIONS OF RIGHTS AND AUTHORITI

Section 7.01 - Limitation of Rights

No right or title whatsoever in the Patent Rights, Know-How, Licensed Copyrighted Works, or the Licensed Trademarks is granted by LICENSOR to LICENSEE or shall be taken or assumed by LICENSEE except as is specifically laid down in this Agreement.

Section 7.02 - Limitation of Authority

Neither party shall in any respect whatsoever be taken to be the agent or representative of the other party and neither party shall have any authority to assume any obligation for or to commit the other party in any way.

Section 7.03 - Disclaimer of Warranties and Liability: Hold Harmless

LICENSOR has provided LICENSEE the rights and privileges contained in this Agreement in good faith. LICENSOR represents that it has done diligent U.S. patentability searches in the field of digital audio and that it is unaware of any patents of third parties which would be infringed by the practice of its Dolby Digital audio technology which is the subject of this Agreement. LICENSOR represents that the Licensed Know-How and Licensed Copyrighted Works were either developed by LICENSOR or by a third party from whom LICENSOR has obtained the right to license. However, nothing contained in this Agreement shall be construed as (1) a warranty or representation by LICENSOR as to the validity or scope of any Patent included in The Patent Rights; (2) a warranty or representation that the Dolby Digital Audio System technology, Patent Rights, Know-How, Licensed Copyrighted Works, Licensed Trademarks, or any Licensed Device, Licensed Product, or part thereof embodying any of them will be free from infringement of Patents, copyrights, trademarks, service marks, or other proprietary rights of third parties; or (3) an agreement to defend LICENSEE against actions, or suits of any nature brought by any third parties.

LICENSOR disclaims all liability and responsibility for property damage, personal injury, and consequential damages, whether or not foreseeable, that may result from the manufacture, use, lease, or sale of Licensed Devices, Licensed Products and parts thereof, and LICENSEE agrees to assume all liability and responsibility for all such damage and injury, to the extent that such liability and responsibility of LICENSEE have been finally determined in any court of competent jurisdiction.

LICENSEE agrees to indemnify, defend, and hold LICENSOR harmless from and against all claims (including, without limitation, product liability claims), suits, losses and damages, including reasonable attorneys’ fees and any other expenses incurred in investigation and defense, arising out of LICENSEE’s manufacture, use, lease, or sale of Licensed Devices, Licensed Products, or parts thereof, or out of any allegedly unauthorized use of any trademark, service mark, Patent, copyright, process, idea, method, or device (excepting Licensed Trademarks, Patent Rights, Know-How, Confidential Information, and Licensed Copyrighted Works) by LICENSEE or those acting under its apparent or actual authority.

Section 7.04 - Limitation of Assignment by LICENSEE

The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it either in part or in whole without prior written consent of LICENSOR. However, LICENSEE shall have the right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall first have agreed with LICENSOR to perform the transferring party’s obligations and duties hereunder.

Section-7.05 - Compliance with U.S. Export Control Regulations

(1) LICENSEE agrees not to export any technical data acquired from LICENSOR under this Agreement, nor the direct, product thereof, either directly or indirectly, to any country in contravention of United States law.

(2) Nothing in this Agreement shall be construed as requiring LICENSOR to export from the United States, directly or indirectly, any technical data or any commodities to any country in contravention of United States law.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 - Language of Agreement; Language of Notices

The language of this Agreement is English. If translated into another language, this English version of the Agreement shall be controlling. Except as may be agreed by LICENSOR and LICENSEE, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be written in the English language.

Section 8.02 - Stability of Agreement

No provision of this Agreement shall be deemed modified by any acts of LICENSOR, its agents or employees or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by LICENSOR and LICENSEE. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

Section 8.03 - Public Announcements

Neither party shall at any time heretofore or hereafter publicly state or imply that the terms specified herein or the relationships between LICENSOR and LICENSEE are in any way different from those specifically laid down in this Agreement. LICENSEE shall not at any time publicly state or imply, that any unlicensed products use the Dolby Digital Audio System Specifications. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all publicity and promotional material relating to this Agreement, the Dolby Digital Audio System Specifications, Licensed Devices, Licensed Products, Licensed Trademarks, and Know-How.

Section 8.04 - Address of LICENSOR and LICENSEE for all Other Communications

Except as otherwise specified in this Agreement, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be in writing, signed by an officer of LICENSEE or LICENSOR, respectively, and sent postage or shipping charges prepaid by certified or registered mail, return receipt requested showing to whom, when and where delivered, or by Express mail, or by a secure overnight or one-day delivery service that provides proof and date of delivery, or by facsimile, properly addressed or transmitted to LICENSEE or LICENSOR, respectively, at the address or facsimile number set forth on the cover page of this Agreement or to such other address or facsimile number as may from time to time be designated by either party to the other in writing. Wire payments from LICENSEE to LICENSOR shall be made to the bank and account of LICENSOR as set forth on the cover page of this agreement or to such other bank and account as LICENSOR may from time to time designate in writing to LICENSEE.

Section 8.05 - Applicable Law

This Agreement shall be construed in accordance with the substantive laws, but not the choice of law rules, of the State of California.

Section 8.06 - Choice of Forum: Attorneys’ Fees

To the full extent permitted by law, LICENSOR and LICENSEE agree that their choice of forum, in the event that any dispute arising under this agreement is not resolved by mutual agreement, shall be the United States Courts in the State of California and the State Courts of the State of California.

In the event that any action is brought for any breach or default of any of the terms of this Agreement, or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in that action or any appeal therefrom, including without limitation, all attorneys’ fees and costs actually incurred.

Section 8.07 - Construction of Agreement:

This Agreement shall not be construed for or against any party based on any rule of construction concerning who prepared the Agreement or otherwise.

Section 8.08 - Captions

Titles and captions in this Agreement are for convenient reference only and shall not be considered in construing the intent, meaning, or scope of the Agreement or any portion thereof.

Section 8.09 - Singular and Plural

Throughout this Agreement, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

Section 8.10 - Complete Agreement

This Agreement contains the entire agreement and understanding between LICENSOR and LICENSEE relating to the subject matter hereof and merges all prior or contemporaneous oral or written communication between them. Neither LICENSOR nor LICENSEE now is, or shall hereafter be, in any way bound by any prior, contemporaneous or subsequent oral or written communication except insofar as the same is expressly set forth in this Agreement or in a subsequent written agreement duly executed by both LICENSOR and LICENSEE.

Section 8.11 - Severability

Should any portion of this Agreement be declared null and void by operation of law, or otherwise, the remainder of this Agreement shall remain In full force and effect.

Section 8.12 - Company Reservation and Warranty

LICENSEE represents and warrants to LICENSOR that it is not a party to any agreement, and is not subject to any statutory or other obligation or restriction, which might prevent or restrict it from performing all of its obligations and undertakings under this License Agreement, and that the execution and delivery of this Agreement and the performance by LICENSEE of its obligations hereunder have been authorized by all necessary action, corporate or otherwise.

Section 8.13 - Execution

IN WITNESS WHEREOF, the said LICENSOR has caused this Agreement to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized and the said LICENSEE has caused the same to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized, in duplicate original copies, as of the date set forth on said cover page.

APPENDIX A-SCHEDULED PATENTS

The Scheduled Patents shall mean the following patents and patent applications:

PATENTS
Country	Patent Number

Australia	631,404
Australia	644,170
Australia	649,786
Australia	653,582
Australia	655,053
Australia	655,535
Australia	674,357
Australia	677,688
Australia	677,856
Australia	682,913
Australia	685,505
Australia	694,131
Austria	0 514 949
Austria	0 519 055
Austria	0 520 068
Austria	0 524 264
Austria	0 560 413
Austria	0 610 975
Austria	0 664 943
Austria	0 709 004
Austria	0 709 005
Austria	0 709 006
Austria	0 716 787
Belgium	0 208 712
Belgium	0 481 374
Belgium	0 514 949
Belgium	0 519 055
Belgium	0 520 068
Belgium	0 524 264
Belgium	0 560 413
Belgium	0 610 975
Belgium	0 664 943
Belgium	0 709 004
Belgium	0 709 005
Belgium	0 709 006
Belgium	0 716 787
Canada	1,239,701
Canada	1,301,337
Canada	2,026,213
Denmark	0 514 949
Denmark	0 519 055
Denmark	0 520 068
Denmark	0 524 264
Denmark	0 560 413
Denmark	0 587 733
Denmark	0 610 975
Denmark	0 664 943
Denmark	0 709 004
Denmark	0 709 005
Denmark	0 709 006
Denmark	0 716 787

Country	Patent Number

France	0 208 712
France	0 455 738
France	0 481 374
France	0 514 949
France	0 519 055
France	0 520 068
France	0 524 264
France	0 560 413
France	0 587 733
France	0 610 975
France	0 664 943
France	0 709 004
France	0 709 005
France	0 709 006
France	0 716 767
Germany	3587251
Germany	69006011.4
Germany	69026278.7
Germany	69031737.9
Germany	69032624.6
Germany	69107841.6
Germany	69125909
Germany	69210689.8
Germany	69214523.0
Germany	69221616.2
Germany	69311569.6
Germany	69401512.1
Germany	69401514.8
Germany	69401517.2
Germany	69401959.3
Greece	0 524 264
Italy	0 208 712
Italy	0 481 374
Italy	0 514 949
Italy	0 519 055
Italy	0 520 068
Italy	0 524 264
Italy	0 610 975
Italy	0 664 943
Italy	0 709 004
Italy	0 709 005
Italy	0 709 006
Italy	0 716 787
Japan	2 821 713
Netherlands	0 455 738
Netherlands	0 514 949
Netherlands	0 519 055
Netherlands	0 520 068
Netherlands	0 524 264
Netherlands	0 560 413
Netherlands	0 587 733
Netherlands	0 610 975
Netherlands	0 664 943
Netherlands	0 709 004
Netherlands	0 709 005
Netherlands	0 709 006
Netherlands	0 716 787
Singapore	P9692369-3

Country	Patent Number

Singapore	P9692379-2
Spain	0 514 949
Spain	0 519 055
Spain	0 520 068
Spain	0 524 264
Spain	0 560 413
Spain	0 610 975
Spain	0 664 943
Spain	0 709 004
Spain	0 709 005
Spain	0 709 006
Spain	0 716 787
Sweden	0 514 949
Sweden	0 519 055
Sweden	0 520 068
Sweden	0 524 264
Sweden	0 560 413
Sweden	0 610 975
Sweden	0 664 943
Sweden	0 709 004
Sweden	0 709 005
Sweden	0 709 006
Sweden	0 716 787
Switzerland/Liechtenstein	0 514 949
Switzerland/Liechtenstein	0 519 055
Switzerland/Liechtenstein	0 520 068
Switzerland/Liechtenstein	0 524 264
Switzerland/Liechtenstein	0 560 413
Switzerland/Liechtenstein	0 610 975
Switzerland/Liechtenstein	0 66 4943
Switzerland/Liechtenstein	0 709 004
Switzerland/Liechtenstein	0 709 005
Switzerland/Liechtenstein	0 709 006
Switzerland/Liechtenstein	0 716 787
Taiwan	52,047
Taiwan	53,726
Taiwan	56,006
Taiwan	60,430
United Kingdom	0 208 712
United Kingdom	0 455 738
United Kingdom	0 481 374
United Kingdom	0 514 949
United Kingdom	0 519 055
United Kingdom	0 520 068
United Kingdom	0 524 264
United Kingdom	0 560 413
United Kingdom	0 587 733
United Kingdom	0 610 975
United Kingdom	0 664 943
United Kingdom	0 709 004
United Kingdom	0 709 005
United Kingdom	0 709 006
United Kingdom	0 716 787
United States of America	4,790,016
United States of America	4,914,701
United States of America	5,109,417
United States of America	5,235,671
United States of America	5,274,740

Country	Patent Number

United States of America	5,291,557
United States of America	5,297,236
United States of America	5,357,594
United States of America	5,394,473
United States of America	5,479,562
United States of America	5,581,653
United States of America	5,583,962
United States of America	5,623,577
United States of America	5,632,003
United States of America	5,633,981
United States of America	5,752,225

PATENT APPLICATIONS

Country	Application Number

Canada	2 103 051
Canada	2,053,064-2
Canada	2,059,141
Canada	2,077,662
Canada	2,077,668
Canada	2,140,678
Canada	2,142,092
Canada	2,164,964
Canada	2,165,450
Canada	2,166,551
Canada	2,167,527
China	91 102 167.1
Japan	3-508357
Japan	4-503836
Japan	4-504474
Japan	5-500680
Japan	6-510170
Japan	7-504717
Japan	7-504747
Japan	7-504753
Japan	7-508213
Korea	90-702194
Korea	92-702095
Korea	92-702096
Korea	92-702394
Korea	95-700769
Korea	1999-3414
Korea	1999-3418
Singapore	9603970-6
Singapore	9608134-4
Singapore	9608135-1
Singapore	9608275-5
Singapore	9608277-1
Singapore	9608307-6
Singapore	9608335-7
Singapore	9608341-5
Singapore	9608577-4
Singapore	9608674-9
Singapore	9608675-6
Singapore	9608676-4
United States of America	08/819,582

APPENDIX B - “DOLBY DIGITAL AUDIO SYSTEM”

Compliance with the algorithm description and operating parameters as specified in ATSC document A/52, the “Dolby Digital Licensee Information Manual”, the “Software Interface Protocol” issued by Dolby and any further reasonable specifications and requirements as DOLBY may issue from time to time.

APPENDIX C - DOLBY DIGITAL LICENSEE INFORMATION MANUAL